                                                                EXHIBIT 10(b)

                         RESTATED EMPLOYMENT AGREEMENT


  THIS AGREEMENT, dated as of April 22, 1994, is between Robert L. Norton ("Norton") and FABRI-CENTERS OF AMERICA, INC., an Ohio corporation ("FCA").

  FCA is considering the possibility of an acquisition (the "Acquisition") of the Cloth World division ("CW") of The Brown Group, a major retailer of fabrics, notions, crafts, and sewing machines in the United States. Norton is assisting in the evaluation of the Acquisition and, if the Acquisition is consummated, FCA anticipates that he will assist in the integration of CW with FCA. FCA desires to enter into this Agreement in order to ensure Norton's assistance in these matters, as well as the continued performance by him of other responsibilities, in the event the Acquisition is consummated.

  In consideration of their mutual covenants in this Agreement, and subject to the consummation of the Acquisition, Norton and FCA agree as follows:

1. EMPLOYMENT. FCA will employ Norton, and Norton will render services to FCA, as Vice Chairman and Chief Financial Officer. These services will be rendered at FCA's Hudson, Ohio, headquarters. In addition to his duties as Chief Financial Officer, Norton will use his best efforts (i) to assist in the integration of FCA and CW, including the selection of the new management team and realignment of personnel and responsibilities associated with that integration, (ii) to support the new combined management team once it is in place, including the new Chief Operating Officer and the other executive officers, and (iii) toward the end of the term of his employment, to work with and assist his designated successor in the assumption of his responsibilities, except that this clause (iii) shall not apply if the parties have mutually agreed to extend the term of Norton's employment beyond the Normal Termination Date (as defined in Section 3).

2. COMPENSATION; BENEFITS. During the term of his employment, FCA will provide the following compensation and benefits to Norton:

  a. BASE SALARY; EXPENSE REIMBURSEMENT. FCA will pay to Norton an annual base salary of $312,000, payable in bi-weekly installments, subject to normal withholding. In addition, FCA will reimburse Norton for reasonable and ordinary business expenses incurred by him in the performance of his services to FCA, provided Norton keeps and renders to FCA such records as FCA may reasonably require.





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  b. BONUS.  Norton will be entitled to participate in FCA's Key Management
     Incentive Plan or any incentive plan that replaces it (the "Incentive Plan") on the same terms and conditions as FCA's other executive officers.

  c. FRINGE BENEFITS. During the term of his employment, Norton will be entitled to participate in any retirement plan, group term life insurance, profit-sharing plan, group health and hospitalization coverage, disability, club memberships, supplemental retirement plan, split-dollar insurance, and other benefits that are currently provided to him and continue to be provided to other executive officers of FCA during the term of his employment. In addition, Norton will be entitled to the use of the company car currently used by him, together with all car maintenance and related expenses as have been paid by FCA in the past. To the extent any of these benefits is contributory for other executive officers of FCA, Norton will contribute to the cost of the benefits on the same terms as other executive officers. Except as otherwise explicitly provided elsewhere in this Agreement or required by applicable law, Norton will not be entitled to continue to participate in any of the benefit plans and arrangements referred to in this paragraph (c) for any period after the effective termination of his employment. Without limiting the generality of the immediately preceding sentence, the split dollar life insurance arrangement currently maintained for Norton's benefit will end as of the effective date of the termination of his employment for any reason other than death.

  d. STOCK OPTIONS AND RESTRICTED STOCK. Stock options previously granted to Norton will become exercisable, and shares of restricted stock will vest, in accordance with their terms, subject to the provisions of Section 4.

3. TERM OF EMPLOYMENT. Unless extended by the mutual agreement of the parties, the term of Norton's employment will expire at the close of business on the later of (i) the second anniversary date of the effective date of the Acquisition and (ii) August 2, 1996 (the later of these dates is referred to as the "Normal Termination Date"), subject to early termination as follows:

  a. EARLY TERMINATION BY NORTON. Norton may, in his discretion, terminate his employment effective as of August 1, 1995 by giving written notice of termination to FCA on or before May 1, 1995. In any such event, Norton will be entitled to the compensation and benefits set forth in Section 4(a) and Norton will also be entitled to spend a reasonable amount of time during the period from May 1, 1995 through July 31, 1995 to search for other employment.


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  b. EARLY TERMINATION BY FCA WITHOUT CAUSE.  FCA may, in its discretion, terminate Norton's employment at any time without cause, effective at such time as FCA may provide in the notice of termination, in which event Norton will be entitled to the compensation and benefits set forth in
     Section 4(a).

  c. EARLY TERMINATION BY FCA FOR CAUSE. FCA may terminate Norton's employment at any time for cause, in which event Norton will be entitled to the compensation and benefits set forth in Section 4(b). For this purpose, "cause" means (i) dishonesty, theft, or fraud by Norton in connection with his employment, (ii) material breach by Norton of his obligations under this Agreement (including, without limitation, any persistent failure by Norton to perform his duties under this Agreement, including the duties set forth in Section 1), or (iii) material breach of his obligations under
     Section 5. Any termination of Norton's employment for Cause shall be effective immediately upon FCA giving notice of termination of employment to Norton. However, if any breach or failure on Norton's part referred to in clause (ii) of this Section 3(c) is curable, FCA shall not give Norton notice of termination for Cause based upon that breach or failure unless the Board has first given Norton written notice of that breach or failure setting forth in reasonable detail the nature of the breach or failure and the actions necessary to correct the breach or failure and Norton has failed to effect a cure within 30 days of the receipt of that notice.

4. COMPENSATION AND BENEFITS PAYABLE UPON EARLY TERMINATION.

  a. EARLY TERMINATION BY NORTON; EARLY TERMINATION BY FCA WITHOUT CAUSE. In the event Norton terminates his employment early in accordance with
     Section 3(a), or in the event FCA terminates Norton's employment early without cause, Norton will be entitled to receive the following compensation and benefits: (i) FCA will continue to pay Norton's base salary up to the Normal Termination Date, (ii) Norton will participate in the Incentive Plan for any fiscal year completed prior to the effective date of the termination of his employment (the "Early Termination Date"), but not for any subsequent fiscal year, (iii) FCA will not provide Norton with any fringe benefits referred to in Section 2(c) after the Early Termination Date except that the group health and hospitalization coverage and group term life insurance will continue until the earlier of the Normal Termination Date or the date on which Norton first obtains other employment that provides group health and hospitalization coverage or



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     group life insurance and (B) title to the company car currently used by
     Norton will be transferred to him, as soon as practicable after the Early Termination Date, upon the assumption by him of responsibility for insurance and other expenses related to the operation of the car, (iv) stock options that would become exercisable after the Early Termination Date and on or before the Normal Termination Date if Norton's employment continued through the Normal Termination Date will be accelerated so that they become exercisable on the Early Termination Date and may be exercised at any time within three months after the Early Termination Date (and the Compensation Committee of the Board of Directors of FCA will exercise its discretion to permit such exercises during that three month period), but stock options that are scheduled to become exercisable after the Normal Termination Date will expire as of the Early Termination Date, (v) the vesting of shares of restricted stock that would vest on or before the Normal Termination Date if Norton's employment continued through the Normal Termination Date will be accelerated so that those shares of Restricted Stock will vest on the Early Termination Date, but shares of restricted stock that are scheduled to vest after the Normal Termination Date will be forfeited, and (vi) FCA will provide Norton with outplacement services through a firm that is reasonably satisfactory to Norton.

  b. EARLY TERMINATION BY FCA FOR CAUSE: EARLY TERMINATION BY NORTON OTHER THAN PURSUANT TO SECTION 3(A). In the event FCA terminates Norton's employment early for cause in accordance with Section 3(c), or Norton terminates his employment early other than pursuant to Section 3(a), Norton will be entitled to receive the following compensation and benefits: (i) FCA will continue to pay Norton's base salary up to the effective date of the termination of his employment, (ii) Norton will participate in the Incentive Plan for any fiscal year completed prior to the effective date of the termination of his employment, but not for any subsequent fiscal year, (iii) FCA will provide Norton with the fringe benefits referred to in Section 2(c) up to the effective date of the termination of his employment, and (iv) any stock options that have not been exercised on or before the effective date of the termination of his employment will expire, and any shares of restricted stock that have not vested on or before the effective date of the termination of his employment will be forfeited.

  c. EARLY TERMINATION DUE TO DISABILITY. In the event of the early termination of Norton's employment due to disability that prevents him from performing his duties under this Agreement, Norton will be entitled to receive the same benefits that he would have been entitled to receive


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     under Section 4(a) (offset, in the case of continuing compensation payments, by the amount of any disability benefits payable to Norton under any disability income insurance program sponsored by FCA), including acceleration of the date on which stock options become exercisable and restricted stock vests.

  d. EARLY TERMINATION DUE TO DEATH. If Norton's employment is terminated before the Normal Termination Date as a result of Norton's death, (i) stock options that would otherwise become exercisable after his death and on or before the Normal Termination Date if Norton's employment continued through the Normal Termination Date will be accelerated so that they become exercisable on the date of death and may be exercised at any time within three months after the date of death (and the Compensation Committee of the Board of Directors of FCA will exercise its discretion to permit such exercises during that three month period), but stock options that are scheduled to become exercisable after the Normal Termination Date will expire as of the date of death, and (ii) the vesting of shares of restricted stock that otherwise would vest on or before the Normal Termination Date if Norton's employment continued through the Normal Termination Date will be accelerated so that those shares of Restricted Stock will vest on the date of death, but shares of restricted stock that are scheduled to vest after the Normal Termination Date will be forfeited as of the date of death, and (iii) none of the other benefits referred to in Section 4(a) will be continued beyond the date of death.

5. COVENANT NOT TO COMPETE OR SOLICIT:  CONFIDENTIAL INFORMATION.

  a. COVENANT NOT TO COMPETE OR SOLICIT. During the term of Norton's employment and for a period of three years thereafter (the "Noncompetition Period"), Norton will not have any financial or other interest in or become involved, directly or indirectly, as a proprietor, partner, shareholder, officer, employee, consultant, or agent or in any other capacity, with any person or organization listed on Exhibit A or with any subsidiary, affiliate, franchise, partnership, joint venture, successor in interest, or assign of any such person or organization. During the Noncompetition Period, without the prior written consent of the Chief Executive Officer of FCA, Norton will not recruit, solicit, or recommend for employment any employee of FCA or any of its subsidiaries or otherwise seek to induce any employee of FCA to terminate his or her employment with FCA or any of its subsidiaries.

  b. CONFIDENTIAL INFORMATION. Norton will not, at any time during or after the term of his employment, disclose any confidential information gathered or

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     learned by him in the course of his employment by FCA.  Confidential information includes, but is not limited to, oral or written information regarding business plans, management reports, vendor agreements, store performance records, and other information of a similar nature regarding FCA or its subsidiaries.

  c. REMEDIES. Notwithstanding the provisions of Sections 3 and 4, in the event of a material breach by Norton of his obligations under this Section 5, (i) FCA's obligation to provide compensation and benefits to Norton will cease, any stock options that have not been exercised will expire, and any shares of restricted stock that have not vested will be forfeited and (ii) Norton will refund to FCA all compensation and the value of all benefits provided to him after the effective date of the termination of his employment pursuant to Section 4, including the value of all stock options that were exercised after the effective date of the termination of his employment and the value of all shares of restricted stock that vested after the effective date of the termination of his employment. Norton acknowledges that any breach of his obligations under this Section 5 would result in irreparable harm to FCA that could not be adequately remedied by an award of monetary damages; accordingly, Norton agrees that FCA will be entitled to injunctive relief to enforce his obligations under this
     Section 5, in addition to any other rights or remedies that FCA may have at law or in equity, including reasonable attorneys' fees.

6. RELATIONSHIP TO CHANGE OF CONTROL AGREEMENT. Norton and FCA are parties to an employment agreement dated November 30, 1988 (the "Change of Control Agreement") intended to become operative only upon the occurrence of a "Change of Control" (as defined in that agreement).

  a. The Acquisition shall not be treated as a Change of Control for purposes of this Agreement or the Change of Control Agreement and, if the Acquisition would otherwise constitute a Change of Control for those purposes, the Change of Control Agreement is hereby amended so that the Acquisition will not constitute such a Change of Control.

  b. If a Change of Control occurs during the term of Norton's employment under this Agreement, Norton shall thereafter be entitled to assert rights under either (i) this Agreement or (ii) the Change of Control Agreement but not under both. If Norton asserts rights under either this Agreement or the Change of Control Agreement, he shall thereupon forfeit his rights under the other agreement.



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  c. If Norton's employment is terminated for whatever reason before a Change of Control occurs, the Change of Control Agreement shall be of no further force or effect.

7. MISCELLANEOUS. If Norton's employment with FCA ends on the Normal Termination Date, (a) the Compensation Committee of the Board of Directors of FCA will exercise its discretion to permit the exercise, at any time during the three month period after the Normal Termination Date, of any stock options that were exercisable on the Normal Termination Date, and (b) FCA will provide Norton with outplacement services through a firm that is reasonably satisfactory to Norton. FCA will pay the reasonable fees of Norton's counsel incurred in connection with the negotiation and execution of this Agreement. If Norton's employment with FCA terminates before the Normal Termination Date under circumstances entitling Norton to continuation of health and hospitalization coverage under this Agreement, FCA will provide Norton the right to continue health and hospitalization coverage, at his expense, as generally required by the Consolidated Omnibus Reconciliation Act of 1985, for a period of 18 months after the Normal Termination Date. This Agreement will be interpreted and enforced in accordance with Ohio law. This Agreement expresses the entire understanding between the parties on its subject matter and, except as provided in Section 6, above, supersedes all prior understandings between them on that subject matter. The obligations of the parties under this Agreement are subject to the consummation of the Acquisition; in the event the Acquisition is not consummated by November 30, 1994, this Agreement will be void.

  IN WITNESS WHEREOF, FCA and Norton have signed this Agreement as of the date first above written.

            FABRI-CENTERS OF AMERICA, INC.



            By:  Alan Rosskamm
               --------------------------------
                     Chief Executive Officer


                 Robert L. Norton
               --------------------------------
                     Robert L. Norton





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                                   EXHIBIT A
                                   ---------

House of Fabrics
Hancock Fabrics, Inc.
Piece Goods Shops Company
Northwest Fabrics & Crafts (Conagra, Inc.)
Fabricland/Fabricville (Canada)
BouClaire House of Fabrics, Inc. (Canada)
Michaels Stores, Inc.
Lee Wards Creative Crafts, Inc.
Ben Franklin Crafts, Inc.
Frank's Nursery and Crafts (General Host Corp.)
Rag Shops, Inc.
A. C. Moore
Mae's Fabrics (Florida)




AGREED TO:

FABRI-CENTERS OF AMERICA, INC.



By:  Alan Rosskamm
    -------------------------
       Alan Rosskamm
       Chief Executive Officer


     Robert L. Norton
    -------------------------
       Robert L. Norton


Dated as of April 22, 1994





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